SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 28, 2002
                                IOS Capital, LLC
             (Exact name of registrant as specified in its charter)




     DELAWARE                      File No. 0-20405                 23-2493042
  ---------------                ----------------                 -------------
  (State or other                (Commission File                 (IRS Employer
  jurisdiction of                Number)                          Identification
  incorporation)                                                  Number)


                    1738 Bass Road, Macon, Georgia      31210
                    ------------------------------      -----


       Registrant's telephone number, including area code: (912) 471-2300
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

     On May 28, 2002, the Registrant's parent, IKON Office Solutions, Inc., issued a press release announcing the completion of a $300 million unsecured revolving credit facility. The Company's press release dated May 28, 2002 and a copy of the credit agreement dated May 24, 2002 are attached.


c. The following exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-K:

(99.1)   Press Release dated May 28, 2002.

(99.2)   Credit Agreement dated May 24, 2002.


This report includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the Company's short-term and long-term financing needs, business strategies, and expected margin expansion and cash flow. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 2001 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        IOS Capital, LLC




                                        By:      /s/ HARRY G. KOZEE
                                                 ------------------------------
                                                 Harry G. Kozee
                                                 Vice President - Finance



Dated:  May 29, 2002